Exhibit 99.1

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES DESCRIBED HEREIN.

THE ACQUISITION OF THE SHARES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SHARE AGREEMENT

This SHARE AGREEMENT (this “Agreement”), dated as of August 25, 2026, is entered into by and among ____________ (“Service Provider”) and Reviv3 ProCare Company, a Delaware corporation (“Company”).

WHEREAS, the Board of Directors of the Company has authorized the issuance of _______ shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Service Provider as compensation for consulting services to be provided to the Company by the Service Provider; and

WHEREAS, the Company and the Service Provider agree that the Shares shall be issued to the Service Provider on the terms and subject to the conditions set forth herein and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, the parties hereby agree as follows:

1.

Issuance of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company agrees to issue to the Service Provider, and the Service Provider agrees to accept, the Shares, in lieu of cash, as compensation for consulting services to be provided to the Company by the Service Provider, at a price per Share of $11.00, for an aggregate value of $_______. The Service Provider acknowledges that the Shares will be subject to restrictions on transfer as set forth in this Agreement.

2.

The Closing. The closing of the issuance of the Shares shall take place remotely via the exchange of documents and signatures (the “Closing”) on the date of this Agreement, or at such other time and place as the Company may designate by notice to the Service Provider.

3.

Payment for Shares. Payment for the Shares shall be in the form of consulting services to be provided by the Service Provider to the Company. The Company shall deliver certificates representing the Shares to the Service Provider at the Closing bearing an appropriate legend referring to the fact that the Shares were issued in reliance upon an exemption from registration under the Securities Act.

4.

Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a)

The Company has been duly incorporated and is validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

(b)

The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable.

5.

Representations and Warranties of the Service Provider. The Service Provider hereby represents and warrants to and covenants with the Company that:

(a)

General.

(i)

The Service Provider has all requisite authority (and in the case of an individual, the capacity) to accept and acquire the Shares, enter into this Agreement and to perform all the obligations required to be performed by the Service Provider hereunder, and such acceptance and acquisition will not contravene any law, rule, or regulation binding on the Service Provider or any investment guideline or restriction applicable to the Service Provider.

(ii)

The Service Provider is a resident of the state set forth on the signature page hereto and is not acquiring the Shares as a nominee or agent or otherwise for any other person.

(iii)

The Service Provider will comply with all applicable laws and regulations in effect in any jurisdiction in which the Service Provider purchases, or otherwise acquires, or sells, or otherwise disposes of, Shares and obtain any consent, approval or permission required for such acquisitions or dispositions under the laws and regulations of any jurisdiction to which the Service Provider is subject or in which the Service Provider makes such acquisitions or dispositions, and the Company shall have no responsibility therefor.

(b)

Information Concerning the Company.

(i)

The Service Provider understands and accepts that the acquisition of the Shares involves various risks. The Service Provider represents that it is able to bear any loss associated with an investment in the Shares.

(ii)

The Service Provider confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to acquire the Shares. It is understood that information and explanations related to the terms and conditions of the Shares provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to acquire the Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Service Provider in deciding to accept and acquire the Shares. The Service Provider acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Shares for purposes of determining the Service Provider’s authority to accept and acquire the Shares.

(iii)

The Service Provider is familiar with the business and financial condition and operations of the Company. The Service Provider has had access to such information concerning the Company and the Shares as the Service Provider deems necessary to enable the Service Provider to make an informed investment decision concerning the acceptance and acquisition of the Shares.

(iv)

The Service Provider understands that, unless the Service Provider notifies the Company in writing to the contrary at or before the Closing, each of the Service Provider’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Service Provider.

(v)

The Service Provider understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

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(c)

Non-Reliance.

(i)

The Service Provider represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase or otherwise accept and acquire the Shares.

(ii)

The Service Provider confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (B) made any representation to the Service Provider regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to accept and acquire the Shares, the Service Provider is not relying on the advice or recommendations of the Company and the Service Provider has made its own independent decision that the investment in the Shares is suitable and appropriate for the Service Provider.

(d)

Status of Service Provider.

(i)

The Service Provider has such knowledge, skill and experience in business, financial and investment matters that the Service Provider is capable of evaluating the merits and risks of an investment in the Shares. With the assistance of the Service Provider’s own professional advisors, to the extent that the Service Provider has deemed appropriate, the Service Provider has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Agreement. The Service Provider has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Service Provider is able to bear the risks associated with an investment in the Shares, and it is authorized to invest in the Shares.

(ii)

The Service Provider is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Service Provider agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the issuance of the Shares. The Service Provider acknowledges that the Service Provider has completed the Investor Questionnaire contained in Appendix A and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the Service Provider to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e)

Restrictions on Transfer or Sale of Shares.

(i)

The Service Provider is acquiring the Shares solely for the Service Provider’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Service Provider understands that the Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Service Provider and of the other representations made by the Service Provider in this Agreement. The Service Provider understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)

The Service Provider understands that the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the Service Provider may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the Service Provider understands that the Company has no obligation or intention to register any of the Shares or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, the Service Provider understands that under the Commission’s rules, the Service Provider may dispose of the Shares only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that apply to the Shares in the hands of the Service Provider. Consequently, the Service Provider understands that the Service Provider must bear the economic risks of the investment in the Shares for an indefinite period of time.

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(iii)

The Service Provider agrees: (A) that the Service Provider will not sell, assign, pledge, give, transfer, or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (B) that the certificate(s) representing the Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Shares, except upon compliance with the foregoing restrictions.

(iv)

The Service Provider acknowledges that neither the Company nor any other person offered to sell or otherwise issue the Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

6.

Conditions to Obligations of the Service Provider and the Company. The obligations of the Company to issue the Shares, and of the Service Provider to accept the Shares, are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 4 hereof and of the Service Provider contained in Section 5 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

7.

Obligations Irrevocable. The obligations of the Service Provider shall be irrevocable.

8.

Legend. The certificates representing the Shares sold pursuant to this Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

9.

Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.

Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Service Provider without the prior written consent of the other party, and any attempted assignment without such prior written consent shall be void.

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11.

Waiver of Jury Trial. THE SERVICE PROVIDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12.

Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases or other acquisitions, or sales of the Shares by the Service Provider (“Proceedings”), the Service Provider irrevocably submits to the jurisdiction of the federal and state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.

13.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14.

Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

16.

Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party as follows:

(i) If to the Company:

Reviv3 ProCare Company

9150 Wilshire Boulevard, Unit 245

Beverly Hills, California 90212

Attention: Chief Executive Officer

Email: [***]

(ii) If to the Service Provider, such address set forth on the signature page hereto;

(iii) or such other address as may be designated in writing hereafter, in the same manner, by such person.

(iv) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

17.

Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

18.

Notification of Changes. The Service Provider hereby covenants and agrees to notify the Company upon the occurrence of any event prior to Closing pursuant to this Agreement which would cause any representation, warranty, or covenant of the Service Provider contained in this Agreement to be false or incorrect.

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19. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SERVICE PROVIDER:

By:
Name:
Title:
Address:

COMPANY:

Reviv3 ProCare Company

By:
Name: Jeff Toghraie
Title: Chief Executive Officer

[Signature Page to Share Agreement]

APPENDIX A

REVIV3 PROCARE COMPANY

ACCREDITED INVESTOR QUESTIONNAIRE

This Questionnaire is for use by potential investors (each, “Investor”) in Reviv3 ProCare Company (the “Company”). The purpose of this Questionnaire is to assure the Company that each Investor will meet the standards imposed by the Securities Act of 1933, as amended (the “1933 Act”), and the appropriate exemptions of applicable securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 4(a)(2) and/or Regulation D of the 1933 Act. This Questionnaire is not an offer of the securities or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Investor agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Investor covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors,” as defined by Rule 501 of Regulation D promulgated under the 1933 Act, as indicated below:

(Please initial in the space provided those categories, if any, of an “Accredited Investor” which the Investor satisfies.)

_______	Category 1	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000.

_______	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, on the date of purchase exceeds $1,000,000 (excluding equity in a personal residence).

_______	Category 3	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______	Category 4	A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (United States) or registered pursuant to the laws of a state; an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940 (United States); an insurance company as defined in Section 2(a)(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_______	Category 6	A director or executive officer of the Company.

_______	Category 7	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the categories herein.

_______	Category 9	Any entity, of a type not listed in Categories 1, 4, 5, 7, or 8, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000. For purposes of this category, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940 (United States).

_______	Category 10	A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (United States), that (i) has assets under management in excess of $5,000,000; (ii) is not formed for the specific purpose of acquiring the securities; and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

_______	Category 11	A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (United States), of a family office meeting the requirements of Category 10 above and whose prospective investment in the Company is directed by that family office pursuant to clause (iii) of Category 10 above.

_______	Category 12	I am a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

[SIGNATURE PAGE FOLLOWS]

Prospective Investors claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Investor’s status as an Accredited Investor.

The Investor hereby certifies that the information contained in this Questionnaire is complete and accurate and the Investor will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Investor represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _____ day of ________________ 20__.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Name and Title of Authorized Signatory	Tax I.D. No.

Type of Entity	Address

Tax I.D. No.	Email Address

Address	Telephone Number

Email Address

Telephone Number